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                                                                     EXHIBIT 4.3





HIGHAM, MCCONNELL & DUNNING LLP
28202 Cabot Road, Suite 450
Laguna Niguel, California 92677
Tel:  949/365-5515
Fax: 949/365-5522


March 23, 1999


Alfred H. Falk
President
e.Digital Corporation
13114 Evening Creek Road South
San Diego, California 92128

Re:  Amendment No. 4 to Engagement Letter/Service Agreement

Dear Fred:

The Engagement Letter/Service Agreement entered into between the parties on September 25, 1996 is hereby amended, as follows:

     1. Higham, McConnell & Dunning LLP hereby agrees to accept in payment of our fees additional shares of common stock in amounts to be periodically agreed upon by the parties from time-to-time.

     Except as provided herein, all terms and provisions of our September 25, 1996 letter are in full force and effect, and have not been changed, amended or modified.


Very truly yours,

HIGHAM, McCONNELL & DUNNING LLP

/s/ Curt C. Barwick
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Curt C. Barwick


CCB:


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Enclosure

The undersigned hereby agrees to the foregoing.

Dated: March 25, 1999

E.DIGITAL CORPORATION



By:      /s/Alfred H. Falk
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Title:   President and CEO
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